Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 9, 2015, in the Registration Statement (Form S-1) and related Prospectus of PGI Specialty Materials, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Charlotte, North Carolina

February 9, 2015